EXHIBIT 10.4


                        PHONETEL TECHNOLOGIES, INC.

                  CONSULTING AND NON-COMPETITION AGREEMENT


           THIS CONSULTING AND NON-COMPETITION AGREEMENT is entered into as of June 11, 1998, by and between Mr. Peter Graf ("Consultant") and PhoneTel Technologies, Inc., an Ohio corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

           Consultant has been Chairman of the Board and Chief Executive Officer and a stockholder of the Company and, as such, possesses special knowledge, abilities and experience regarding the business of the Company. The Company, Davel Communications Group, Inc., an Illinois corporation ("Davel"), Davel Holdings, Inc., a Delaware corporation ("New Davel"), and PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of Davel ("Merger Corp."), are parties to an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), whereby Merger Corp. shall merge with and into the Company and the Company shall be the surviving corporation in the merger (the "Merger").

           WHEREAS, the Consultant has served as Chairman of the Board and Chief Executive Officer of the Company and possesses intimate knowledge of the Business of the Company and its Subsidiaries, which consists of providing coin-operated, customer-owned telephones and related services (the "Business"), and its policies, methods, personnel and problems;

           WHEREAS, in connection with the Merger, Parent and the Company wish to be assured that, following the Merger, the Company will have the benefit of the Consultant's advice and counsel concerning the Business and that the Consultant will be restricted from competing with or disclosing certain information concerning the Business;

           WHEREAS, Consultant and the Company intend that this Agreement shall become effective as of the Closing Date (as defined in the Merger Agreement) and, if the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall have no force or effect; and

           WHEREAS, as a further inducement to Parent entering into the Merger Agreement, the Consultant is willing to enter into this Agreement.

           In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

           1. Consulting Services. During the period from the Closing Date to the third anniversary of the Closing Date (the "Consulting Period"), the Consultant shall serve as a consultant to the Company and shall be available to render such advisory or consulting services as and when the Chairman of the Board or President of the Company may reasonably request of him from time to time with respect to the Business, including, without limitation, advice and consultation regarding the operations of the Business and integration of the Business with the businesses of Parent and its subsidiaries. In asking the Consultant to render consulting services hereunder, the Company will have due regard for the Consultant's personal convenience, health and other activities. The Consultant's failure or inability, by reason of temporary illness, scheduling conflicts or absences for reasonable periods, to respond to any request by the Company to render consulting services during any such period shall not be deemed to constitute a default on his part in the performance of his obligations to render such services. The Consultant will perform consulting services hereunder as an independent contractor to, and not as an agent or employee of, the Company and, unless specifically authorized in writing by the Chairman of the Board or President of the Company, the Consultant shall have no authority under this Agreement to obligate the Company, or to enter into any agreement on its behalf.

           2. Compensation; Reimbursement. In consideration of Consultant's agreement to provide consulting services set forth in paragraph 1 above, the Company shall pay to Consultant $200,000 in cash in equal quarterly installments in arrears (the "Consulting Payment"), and in consideration of the non-competition covenant set forth in paragraph 5 below, the Company shall pay to Consultant $2,350,000 in cash on the next business day following the Closing Date (the "Non-Compete Payment"). Consultant shall not be entitled to any fringe benefits or perquisites from the Company. Consultant shall be entitled to continue his participation in the PhoneTel Technologies, Inc. 1997 Stock Incentive Plan, or any successor
 thereto (the "Option Plan").   The Company agrees that Consultant's
 services to the Company (or any successor thereto) during the Consulting Period shall be treated as continuous employment for all purposes under the Option Plan and that Consultant's employment or service with the Company (or any successor thereto) shall not be deemed to have terminated for purposes of the Option Plan by reason of the change in the Consultant's status from an employee to a consultant. The Company shall reimburse Consultant promptly for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

           3. Confidential Information. Consultant acknowledges that the information, observations and data relating to the Business or the business of the Company's affiliates (including, following the Merger, New Davel) which Consultant has obtained or will obtain as an employee, officer, director and stockholder of the Company, or shall obtain during the course of his association with the Company and its affiliates and his performance under this Agreement are the property of the Company and its affiliates. Consultant agrees that he shall not use for his own benefit or disclose to any third party, except in furtherance of the Business, any of such information, observations or data without the prior written consent of the Board of Directors of the Company (the "Board"), unless and to the extent that the aforementioned matters become generally known to or available for use by the public other than as a result of disclosure by him that is prohibited hereunder.

           4. Inventions and Patents. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by him during the Consulting Period ("Work Product") belong to the Company. Consultant shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

           5.   Non-Competition.

           (a) Consultant agrees that during the period from the Closing Date to the fifth anniversary of the Closing Date (the "Non-Competition Period"), he shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or participate in any business or enterprise which competes with the Business as conducted on the date of this Agreement by the Company and which is located in the United States. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Consultant agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

           (b) During the period from the Closing Date to the fifth anniversary of the Closing Date (the "Nonsolicitation Period"), Consultant shall not (i) solicit, induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or
 (ii) solicit, induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with them or in any way interfere with the relationship between the Company or any of its subsidiaries and any such person or business relation (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

           (c) The Parties hereto agree that the Company would suffer irreparable harm from a breach by Consultant of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Consultant of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this paragraph 5). In the event of a breach or violation by Consultant of any of the provisions of this paragraph 5, the Non-Competition Period described above shall be tolled until such breach or violation has been duly cured. Consultant agrees that these restrictions are reasonable.

           (d) If, at the time of enforcement of any of the provisions of paragraph 5, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

           (e) Consultant agrees that the covenants made in paragraph 5(a) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

           6. Taxes. Each of New Davel and the Company shall not take a position (a) on any return, report, information return or other document (including, without limitation, any related or supporting information) with respect to taxes of the Company, (b) in any proceeding, formal or informal, before any taxing authority, or (c) otherwise, in each case, that is inconsistent with the position that (i) no payment made pursuant to this Agreement will constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Code and (ii) no tax is required to be paid or withheld in respect of any payment made pursuant to this Agreement under
 Section 4999 of the Code.

           7. Other Remedies. In the event that it is finally judicially determined (without any further rights of appeal) that Consultant has materially breached paragraph 5 of this Agreement after having been provided notice and a reasonable opportunity to cure, then Consultant shall promptly return to the Company the full amount of the Non-Compete Payment as liquidated damages in full satisfaction of any liability resulting from such breach.

           8. Tax Returns. New Davel, Consultant, the Company and each member of New Davel's consolidated group shall file all tax returns and reports required to be filed by them on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation section31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company (other than as a result of the Company withholding such employment taxes) as the result of Consultant not paying employment taxes from the Consulting Payment. None of New Davel, any member of its consolidated group or the Company shall withhold any amounts from payments made to Consultant on account of employment taxes.

           9.   Termination.

           (a) Notwithstanding any provision of this Agreement to the contrary, the Consulting Period shall terminate on the first to occur of the following date (each of which, to the extent applicable, the "Date of Termination"):

                (i) the date that the Company and Consultant mutually agree to such termination;

                (ii) the date of Consultant's death or adjudicated incompetency;

                (iii) the date on which the Company shall give Consultant notice of termination on account of Disability (as defined below);

                (iv) the date on which the Company shall give Consultant notice of termination for Cause; or

                (v)  the expiration of the Consulting Period.

           (b) Upon termination of Consultant's engagement after the Closing, Consultant shall be entitled to the following:

                (i) upon termination pursuant to clause (a)(i), (iv) or (v) above, Consultant or Consultant's heirs, as the case may be, shall be entitled to receive any earned but unpaid consulting fees and expenses to the Date of Termination.

                (ii) upon termination pursuant to clause (a) (ii) or (iii) above, Consultant or Consultant's heirs, as the case may be, shall be entitled to receive (A) any unpaid consulting fees and expenses to the Date of Termination, and (B) all consulting fees and expenses payable pursuant to Section 2 hereof as if earned, within 30 days of such Date of Termination.

           (c) For purposes of this Agreement, "Disability" shall mean an illness, injury or other incapacity condition as a result of which Consultant is unable to perform the services required to be performed under this Agreement for (i) ninety (90) consecutive days during the Consulting Period, or (ii) a period or periods aggregating more than thirty (30) days in any three (3) consecutive months during the Consulting Period. In any such event, Parent, in its sole discretion, may terminate this Agreement by giving notice to Consultant of termination for Disability.

           (d) For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following:

                (i) the willful and continued failure or refusal by Consultant to perform his duties hereunder after receiving written notice from the Company or New Davel specifying in reasonable detail such failure or refusal and after being given a reasonable time and opportunity to remedy such alleged failure or refusal; or

                (ii) Consultant's conviction of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea).

           (e) The obligations of the Consultant under Section 5 hereof shall survive any Date of Termination, except in the event of any Date of Termination arising under Sections 8(a)(ii) hereof, in which event each of the Non-Compete Period and the Non-Solicitation Period shall terminate on such Date of Termination.

           (f)  The Company agrees that, (A) except as set forth in clauses
 (i) through (v) of Section 8(a), the Company may not terminate the Consulting Period, (B) no purported termination of the Consulting Period by the Company other than pursuant to clauses (i) through (v) of Section 8(a) shall be effective for purposes of this Agreement or the Option Plan, and
 (C) the Company will not purport to terminate the Consulting Period or Consultant's status as a non-employee independent contractor of the Company for "Cause" other than as such term is defined herein.

           10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets or stock of the Company.

           11. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

           12. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF OHIO, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

           13. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 5(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

           14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

           15. Consultant's Representations. Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

           16.  Notice.   All notices, requests and other communications to
 any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

           If to the Company, to:

           PhoneTel Technologies, Inc.
           c/o Davel Communications Group, Inc.
           601 West Morgan
           Jacksonville, IL  62650
           Attention:  General Counsel
           Facsimile:  (217) 243-6016

           with a copy to:

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL  60601
           Attention:  R. Scott Falk
           Facsimile:  (312) 861-2200

           If to Consultant, to:

           87 Holly Place
           Briarcliff Manor, NY  10510


           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, NY 10022
           Attention:  Mark N. Kaplan
           Facsimile:  (212) 735-2000

 or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this paragraph.

           17. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

           18. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument..

           19. Effectiveness of Agreement. This Agreement shall become effective as of the Closing Date and if the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall have no force or effect.


                           *      *      *      *

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                               PHONETEL TECHNOLOGIES, INC.



                               By:________________________________

                               Its:_______________________________



                               CONSULTANT



                               ___________________________________
                               Peter Graf